EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-190389 of Tandy Leather Factory, Inc. of our report dated March 22, 2024, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Oklahoma City, Oklahoma

March 22, 2024

Weaver and Tidwell, L.L.P.
499 West Sheridan Avenue, Suite 2450 | Oklahoma City, OK 73102
Main: 405.594.9200
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